Exhibit 99.1

Atlantic Power Corporation Adds New Board Member

BOSTON, MASSACHUSETTS, December 23, 2014 /PRNewswire/ – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) today announced the appointment of Kevin T. Howell to its Board of Directors.  With the addition of Mr. Howell, the Company’s Board of Directors now consists of seven members, six of whom are independent members.

“On behalf of the entire Board of Directors, I would like to welcome Kevin to our Board”, said Irving Gerstein, Chairman of Atlantic Power.  “We look forward to his contributions and are confident that with his extensive experience in power generation and natural gas, Kevin will make a positive impact on the Company and help us in delivering long-term value for all shareholders.”

Mr. Howell brings with him over 35 years of industry experience.  He is an accomplished power and natural gas executive with extensive commercial leadership at the executive levels of affiliates of Duke Energy, Dominion Resources, NRG Energy and Dynegy.  Following a brief retirement from NRG in 2010, Mr. Howell most recently served as Executive Vice President and Chief Operating Officer at Dynegy, where he ran commercial and plant operations as well as environmental health and safety.  Mr. Howell retired from Dynegy in January of 2013.  Mr. Howell currently serves as the Chairman of the Board of Directors of Illinois Power Generating Company, an affiliate of Dynegy.

As an independent director of the Company, Mr. Howell will serve on Atlantic Power’s Audit Committee.

The appointment of Mr. Howell is further to the matters previously disclosed by the Company in its press release dated November 25, 2014.  Additional information with respect to such matters is available in the Company’s Current Reports on Form 8-K filed on November 25, 2014 and on December 23, 2014.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Its power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,945 MW in which its aggregate ownership interest is approximately 2,024 MW.  Its current portfolio consists of interests in twenty-eight operational power generation projects across eleven states in the United States and two provinces in Canada.

Atlantic Power trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation, Amanda Wagemaker, Investor Relations (617) 977-2700, info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power” or on Atlantic Power’s website.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate”, “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the Company’s ability to deliver long-term value for all shareholders.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the Company’s ability to evaluate and/or implement potential options, including asset sales or joint ventures to raise additional capital for growth and/or potential debt reduction, and the impact any such potential options may have on the Company or the Company’s stock price.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  The Company’s ability to achieve its longer-term goals, including those described in this news release, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.